EXHIBIT 99.1

FOR IMMEDIATE RELEASE

COASTALSOUTH BANCSHARES, INC. REPORTS EARNINGS FOR FIRST QUARTER 2026

ATLANTA, GA (April 20, 2026) – CoastalSouth Bancshares, Inc. (“CoastalSouth” or the “Company”) (NYSE: COSO), the holding company for Coastal States Bank (the “Bank” or "CSB"), today reported net income of $6.3 million, or $0.51 per diluted share, for the first quarter of 2026, compared to approximately $7.1 million, or $0.58 per diluted share, for the fourth quarter of 2025, and $5.1 million, or $0.47 per diluted share, for the first quarter of 2025.

Additionally, on April 17, 2026 the Board of Directors of CoastalSouth Bancshares, Inc. declared a per share quarterly dividend of $0.05. The dividend will be paid in cash to all shareholders with outstanding shares as of the close of business on May 14, 2026, the record date. The dividend shall be paid on May 28, 2026.

Commenting on the Company’s results, President and Chief Executive Officer, Stephen R. Stone stated, “We started strong in 2026 by growing $117.9 million in core deposits1 during the first quarter. Our core deposit growth has allowed us to reduce alternative funding sources and will provide liquidity for continued loan growth. We were pleased to see core deposit growth across all of our markets. We also produced $166.7 million in loans held for investment in the first quarter and our loan pipeline continued to grow, particularly with the addition of new commercial bankers across the franchise."

First Quarter 2026 Performance Highlights:

•
Net income of $6.3 million or $0.51 per diluted share
•
Return on average assets ("ROAA") of 1.10%
•
Return on average equity ("ROAE") of 9.71%; Return on average tangible common equity1 ("ROATCE") of 9.90%
•
Net interest margin of 3.59%, a decrease of 1 basis point from the fourth quarter of 2025
•
Total deposits increased $69.5 million, driven by growth of $117.9 million in core deposits1 and a decrease in brokered certificates of deposits of $48.4 million
•
Loans held for investment ("LHFI") production2 of $166.7 million during the first quarter of 2026 led to LHFI growth of $9.9 million, up 2.5% annualized from the fourth quarter of 2025
•
Book value per share growth of $0.28, or 5.24% annualized, to $21.94 at March 31, 2026; Tangible book value1 per share growth of $0.27, or 5.15% annualized, to $21.52 at March 31, 2026 from the fourth quarter of 2025
•
Total shareholders' equity to total assets of 11.20%, compared to 11.25% as of the fourth quarter of 2025; Tangible common equity1 to tangible assets1 of 11.01%, compared to 11.06% at December 31, 2025
•
Net charge-offs to average loans held for investment of 0.01%
•
Nonperforming assets to total assets of 0.77%; adjusted nonperforming assets to total assets1 of 0.62%
•
Allowance for credit losses ("ACL") on LHFI to total LHFI of 1.16%; ACL on LHFI to nonperforming loans of 103.54%

Operating Highlights

Net interest income totaled $19.7 million for the first quarter of 2026, a decrease of approximately $119 thousand, or 0.6%, from $19.9 million for the fourth quarter of 2025, and an increase of approximately $3.0 million, or 17.8% from the first quarter of 2025. The Company’s net interest margin decreased by 1 basis point to 3.59% for the first quarter of 2026, compared to 3.60% for the fourth quarter of 2025, and increased 21 basis points from the first quarter of 2025.

The yield on average interest-earning assets for the first quarter of 2026 decreased to 5.92% from 5.98% for the fourth quarter of 2025. This decrease was primarily related to an overall yield decrease in interest-earning assets, primarily federal funds sold, loans held for sale, and investment securities due to recent interest rate cuts, notwithstanding significant growth in average total earning assets. Compared to the first quarter of 2025, yields on earning assets decreased 13 basis points to 5.92% from 6.05%. The decrease was primarily attributable to the aforementioned interest rate cuts during 2025.

1 Considered non-GAAP financial measure - See "Non-GAAP Financial Measures" and reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9E.

2 The Company defines production as original loan commitment amount, which includes both funded and unfunded balances. As of March 31, 2026 these loans had funded balances of $99.5 million and unfunded commitments of $59.9 million.

The Company’s total cost of funds was 2.55% for the first quarter of 2026, a decrease of 5 basis points and 30 basis points compared with the fourth and first quarters of 2025, respectively. Deposit costs decreased 5 and 26 basis points during the first quarter of 2026 to 2.54%, compared to 2.59% and 2.80% in the fourth and first quarters of 2025, respectively. The cost of interest-bearing deposits decreased 8 basis points during the first quarter of 2026 to 3.01%, compared with 3.09% in the fourth quarter of 2025, reflecting continued repricing of certificates of deposits in the first quarter of 2026.

Noninterest income totaled $2.0 million for the first quarter of 2026, a decrease of $328 thousand, or 14.3%, from the fourth quarter of 2025, primarily attributable to a decrease in gain on sale of government guaranteed loans ("GGL"), net of other categories within noninterest income. Noninterest expense totaled $13.0 million for the first quarter of 2026, an increase of $782 thousand, or 6.4%, from the fourth quarter of 2025. This increase was primarily due to higher salaries and employee benefits, other professional services, and other noninterest expense. The Company continues to focus on organic growth and expansion through banker recruiting across the franchise.

The Company’s effective tax rate for the first quarter of 2026 was 23.6%, compared to 18.3% for the fourth quarter of 2025, and 23.4% for the first quarter of 2025. The increase in effective tax rate from the fourth quarter of 2025 was primarily due to a lower recognition of benefits from tax credits in the first quarter of 2026.

Balance Sheet Trends

Total assets were $2.35 billion at March 31, 2026, an increase of approximately $42.0 million, or 1.8%, from $2.31 billion at December 31, 2025. Loans held for sale ("LHFS") were $202.6 million at March 31, 2026, an increase of $31.7 million, or 18.5%, from $170.9 million at December 31, 2025. Gross LHFI were $1.63 billion at March 31, 2026, an increase of approximately $9.9 million, or 0.6%, from $1.62 billion at December 31, 2025.

Total deposits were $2.06 billion at March 31, 2026, an increase of $69.5 million, or 3.5%, from $1.99 billion at December 31, 2025. Noninterest-bearing deposits were $311.1 million at March 31, 2026, or 15.1% of total deposits, compared to $312.3 million, or 15.7% of total deposits, at December 31, 2025. Brokered certificates of deposit, a component of time deposits, were $258.6 million at March 31, 2026, as compared to $307.0 million at December 31, 2025, a decrease of $48.4 million, or 15.8%.

Credit Quality

During the first quarter of 2026, the Company recorded a provision for credit losses of $382 thousand, compared to $1.2 million and $629 thousand during the fourth and first quarters of 2025, respectively. The provision expense recorded during the first quarter of 2026 was due to loan production and mix and economic factors, offset with other changes in loss rates. The Company's annualized net charge-offs to average LHFI ratio was 0.01% for the first quarter of 2026 as compared to 0.00% and 0.00% during the fourth and first quarters of 2025, respectively.

Nonperforming assets totaled $18.2 million, or 0.77% of total assets, at March 31, 2026 compared to $18.3 million, or 0.79% of total assets at December 31, 2025. The $123 thousand decrease in nonperforming assets at March 31, 2026 from December 31, 2025 was primarily due to payments on nonaccrual assets, offset with additions to nonaccrual assets. Adjusted nonperforming assets3, which excludes the guaranteed portions of nonaccrual loans, was $14.5 million, or 0.62% of total assets, at March 31, 2026 compared to $14.2 million, or 0.62% of total assets, at December 31, 2025.

About CoastalSouth Bancshares, Inc.

CoastalSouth Bancshares, Inc. is a bank holding company headquartered in Atlanta, Georgia. Through our wholly owned subsidiary, Coastal States Bank, a South Carolina state-chartered commercial bank, we offer a full range of banking products and services designed for businesses, real estate professionals, and consumers looking for a deep and meaningful relationship with their bank. To learn more about Coastal States Bank, visit www.coastalstatesbank.com.

Contacts

Stephen R. Stone	Anthony P. Valduga
President and Chief Executive Officer	Chief Financial Officer / Chief Operating Officer
678-396-4605
investorrelations@coastalstatesbank.com

3 Considered non-GAAP financial measure - See "Non-GAAP Financial Measures" and reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9E.

Forward-Looking Statements

Statements in this press release regarding future events and our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical in nature and may be identified by references to a future period or periods by the use of the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this press release should not be relied on because they are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of known and unknown risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, and other factors, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this press release and could cause us to make changes to our future plans.

Factors that might cause such differences include, but are not limited to: the impact of current and future economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; potential impacts of any adverse developments in the banking industry, including any impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; changes in the interest rate environment, including changes to the federal funds rate; changes in prices, values and sales volumes of residential and commercial real estate; competition in our markets that may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income; interest rate fluctuations, which could have an adverse effect on the Company’s profitability; a breach in security of our information systems, including the occurrence of a cyber-attack incidents or a deficiencies in cyber security; risks related to potential acquisitions; government actions or inactions, including a prolonged shutdown of the federal government, tariffs, or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), legislation or regulatory changes which could adversely affect the ability of the consolidated Company to conduct business combinations or new operations; changes in tax laws; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; the effects of war or other conflicts, domestic civil unrest and tyranny, and changes in the overall geopolitical landscape; and adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized.

Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the section titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s 2025 Annual Report on Form 10-K under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2026, and in other documents that we file with the SEC from time to time, which are available on the SEC’s website, http://www.sec.gov.

In addition, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release or to make predictions based solely on historical financial performance.

Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this press release are qualified in their entirety by this cautionary statement.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Financial Highlights (unaudited)					Table 1A
	As of and for the Three Months Ended
(dollars in thousands except	March 31,	December 31,	September 30,	June 30,	March 31,
per share amounts)	2026	2025	2025	2025	2025
Selected Operating Data:
Interest income	$32,568	$33,006	$32,890	$31,793	$30,024
Interest expense	12,824	13,143	13,700	13,715	13,265
Net interest income	19,744	19,863	19,190	18,078	16,759
Provision for credit losses	382	1,162	653	752	629
Noninterest income	1,967	2,295	2,100	1,795	1,881
Noninterest expense	13,044	12,262	11,856	12,092	11,419
Income tax expense	1,956	1,598	2,040	1,064	1,542
Net income	6,329	7,136	6,741	5,965	5,050
Share and Per Share Data:
Basic earnings per share	$0.53	$0.60	$0.57	$0.58	$0.49
Diluted earnings per share	$0.51	$0.58	$0.54	$0.57	$0.47
Book value per share	$21.94	$21.66	$20.91	$20.37	$19.67
Tangible book value per share (1)	$21.52	$21.25	$20.49	$19.88	$19.17
Shares of common stock outstanding	11,985,414	11,980,412	11,978,921	10,278,921	10,274,271
Weighted average diluted shares outstanding	12,440,809	12,387,619	12,325,462	10,612,255	10,642,078
Selected Balance Sheet Data:
Total assets	$2,348,547	$2,306,586	$2,255,389	$2,221,245	$2,190,391
Securities available-for-sale, at fair value (2)	347,533	330,503	334,955	331,760	325,478
Gross loans held for investment	1,627,261	1,617,315	1,552,976	1,527,199	1,472,232
Loans held for sale	202,615	170,933	231,593	209,101	187,481
Allowance for credit losses	18,826	18,743	18,028	17,497	17,104
Goodwill and other intangible assets	6,243	6,262	6,186	6,190	6,199
Total deposits	2,057,144	1,987,684	1,949,672	1,968,301	1,937,693
Core deposits (1)	1,798,553	1,680,650	1,654,764	1,660,409	1,650,358
Other borrowings	-	30,000	25,000	14,753	20,738
Total Shareholders' equity	262,923	259,529	250,438	209,365	202,104

(1) Considered non-GAAP financial measure - See "Non-GAAP Financial Measures” and reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9E.

(2) The Company did not have securities held to maturity in any of the periods presented.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Financial Highlights - continued (unaudited)					Table 1B
	As of and for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2026	2025	2025	2025	2025
Performance Ratios:
Pre-tax, pre-provision net revenue (PPNR) (1)	$8,667	$9,896	$9,434	$7,781	$7,221
Return on average assets (ROAA) (2)	1.10%	1.24%	1.20%	1.09%	0.97%
Return on average equity (2)	9.71	11.02	10.84	11.62	10.25
Return on average tangible common equity (ROATCE) (1)(2)	9.90	11.24	11.07	11.92	10.52
Net interest rate spread (2)	2.90	2.87	2.83	2.76	2.67
Net interest margin (2)	3.59	3.60	3.58	3.46	3.38
Efficiency ratio	60.08	55.34	55.69	60.85	61.26
Noninterest income to average total assets (2)	0.34	0.40	0.37	0.33	0.36
Noninterest expense to average total assets (2)	2.27	2.13	2.11	2.21	2.19
Average interest-earning assets to average interest-bearing liabilities	129.61	130.41	129.16	126.50	126.31
Average equity to average total assets	11.34	11.22	11.08	9.37	9.46
Asset Quality Data:
Net charge-offs to average LHFI (2)	0.01%	0.00%	0.03%	0.06%	0.00%
Net charge-offs to total average loans (2)	0.01	0.00	0.03	0.05	0.00
Total allowance for credit losses to total LHFI	1.16	1.16	1.16	1.15	1.16
Total allowance for credit losses to total loans	1.03	1.05	1.01	1.01	1.03
Total allowance for credit losses to nonperforming loans	103.54	102.39	127.03	118.99	117.11
Nonperforming loans to gross LHFI	1.12	1.13	0.91	0.96	0.99
Nonperforming assets to total assets	0.77	0.79	0.63	0.66	0.70
Adjusted nonperforming assets to total assets (1)	0.62	0.62	0.43	0.46	0.49
Balance Sheet and Capital Ratios:
Loan-to-deposit ratio	88.95%	89.97%	91.53%	88.21%	85.65%
Noninterest-bearing deposits to total deposits	15.12	15.71	16.08	15.92	15.52
Total shareholders' equity to total assets	11.20	11.25	11.10	9.43	9.23
Tangible common equity to tangible assets (1)	11.01	11.06	10.91	9.22	9.01
Tier 1 leverage ratio (3)	11.21	11.18	11.15	10.22	10.62
Common equity tier 1 ratio (3)	12.19	12.30	11.94	11.09	11.55
Tier 1 risk-based capital ratio (3)	12.19	12.30	11.94	11.09	11.55
Total risk-based capital ratio (3)	13.25	13.31	12.90	12.04	12.52
Other:
Number of branches	11	11	11	11	11
Number of full-time equivalent employees	201	196	194	188	180

(1) Considered non-GAAP financial measure - See "Non-GAAP Financial Measures” and reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9E.

(2) Represents annualized data.

(3) Ratios are for Coastal States Bank only. Ratios for March 31, 2026 are preliminary.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Quarter End Balance Sheets (unaudited)					Table 2
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2026	2025	2025	2025	2025
Assets
Cash and due from banks	$22,546	$41,538	$20,088	$23,245	$19,380
Federal funds sold	40,011	38,229	6,191	20,045	79,153
Investment securities (1)	355,014	339,262	342,990	338,601	332,312
Loans held for sale (LHFS)	202,615	170,933	231,593	209,101	187,481
Loans held for investment (LHFI)	1,627,261	1,617,315	1,552,976	1,527,199	1,472,232
Allowance for credit losses on LHFI	(18,826)	(18,743)	(18,028)	(17,497)	(17,104)
Loans held for investment, net	1,608,435	1,598,572	1,534,948	1,509,702	1,455,128
Bank-owned life insurance	48,752	48,296	47,833	47,373	46,924
Premises, furniture and equipment, net	18,810	18,122	18,186	18,166	17,837
Deferred tax asset	16,910	16,370	16,262	17,211	17,123
Goodwill & intangible assets (2)	6,243	6,262	6,186	6,190	6,199
Other assets	29,211	29,002	31,112	31,611	28,854
Total assets	$2,348,547	$2,306,586	$2,255,389	$2,221,245	$2,190,391

Liabilities and shareholders' equity
Liabilities
Deposits
Noninterest-bearing transaction accounts	$311,054	$312,251	$313,604	$313,386	$300,678
Interest-bearing transaction accounts	235,422	214,620	198,753	209,816	191,452
Savings and money market	775,962	673,609	634,826	628,729	650,050
Time deposits	734,706	787,204	802,489	816,370	795,513
Total deposits	2,057,144	1,987,684	1,949,672	1,968,301	1,937,693
Federal Home Loan Bank of Atlanta advances	-	30,000	25,000	-	-
Subordinated debt, net	-	-	-	14,753	14,741
Revolving commercial line of credit, net	-	-	-	-	5,997
Other liabilities	28,480	29,373	30,279	28,826	29,856
Total liabilities	2,085,624	2,047,057	2,004,951	2,011,880	1,988,287

Shareholders' equity
Voting common stock	11,853	10,868	10,449	8,107	8,102
Nonvoting common stock	132	1,112	1,530	2,172	2,172
Capital surplus	190,160	189,882	189,654	159,267	158,997
Accumulated income	72,602	66,886	59,750	53,009	47,044
Accumulated other comprehensive loss	(11,824)	(9,219)	(10,945)	(13,190)	(14,211)
Total shareholders' equity	262,923	259,529	250,438	209,365	202,104

Total liabilities and shareholders' equity	$2,348,547	$2,306,586	$2,255,389	$2,221,245	$2,190,391

(1) No ACL on investment securities was recognized for the periods presented; includes securities available-for-sale and non-marketable equity securities.

(2) Includes commercial mortgage servicing rights of $1.3 million, $1.3 million, $1.2 million, $1.1 million, and $1.1 million at March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, respectively.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Statements of Operations (unaudited)					Table 3
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2026	2025	2025	2025	2025
Interest income
Interest on cash and due from banks	$125	$109	$129	$111	$135
Interest on federal funds sold	792	624	616	698	963
Interest and dividends on investment securities	3,611	3,734	4,125	3,875	3,800
Interest and fees on LHFS	2,915	3,771	3,422	3,296	2,819
Interest and fees on LHFI	25,125	24,768	24,598	23,813	22,307
Total interest income	32,568	33,006	32,890	31,793	30,024

Interest expense
Deposits	12,592	12,925	13,274	13,251	12,830
Other borrowings	232	218	426	464	435
Total interest expense	12,824	13,143	13,700	13,715	13,265

Net interest income	19,744	19,863	19,190	18,078	16,759

Provision for credit losses	382	1,162	653	752	629
Net interest income after provision for credit losses	19,362	18,701	18,537	17,326	16,130

Noninterest income
Mortgage banking related income	394	330	299	326	221
Interchange and card fee income	273	230	238	257	266
Service charges on deposit accounts	232	256	208	215	211
Bank-owned life insurance	456	462	461	449	440
Gain on sale of government guaranteed loans	337	682	613	265	-
Losses on sale of available-for-sale securities	-	-	(10)	-	-
Other noninterest income	275	335	291	283	743
Total noninterest income	1,967	2,295	2,100	1,795	1,881

Noninterest expense
Salaries and employee benefits	8,046	7,644	6,985	6,997	6,694
Occupancy and equipment	886	864	850	814	788
Data processing	655	640	647	653	624
Other professional services	595	391	571	973	693
Software and other technology expense	826	808	788	719	703
Regulatory assessment	371	369	419	344	361
Other noninterest expense	1,665	1,546	1,596	1,592	1,556
Total noninterest expense	13,044	12,262	11,856	12,092	11,419

Net income before taxes	8,285	8,734	8,781	7,029	6,592
Income tax expense	1,956	1,598	2,040	1,064	1,542

Net income	$6,329	$7,136	$6,741	$5,965	$5,050

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

QTD Average Balances and Yields/Rates (unaudited)								Table 4
	Three Months Ended
	March 31, 2026			December 31, 2025			March 31, 2025
	Average		Yield/	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Earning assets:
Cash and due from banks	$24,822	$125	2.04%	$21,271	$109	2.03%	$22,725	$135	2.41%
Federal funds sold	85,959	792	3.74%	62,215	624	3.98%	88,478	963	4.41%
Investment securities	343,772	3,611	4.26%	340,416	3,734	4.35%	335,254	3,800	4.60%
Loans held for sale	158,597	2,915	7.45%	198,119	3,771	7.55%	136,849	2,819	8.35%
Loans held for investment	1,618,301	25,125	6.30%	1,567,471	24,768	6.27%	1,428,405	22,307	6.33%
Total earning assets	2,231,451	32,568	5.92%	2,189,492	33,006	5.98%	2,011,711	30,024	6.05%
Noninterest-earning assets:
Allowance for credit losses on LHFI	(18,746)			(18,034)			(17,116)
Bank-owned life insurance	48,487			48,038			46,672
Premises, furniture and equipment, net	18,458			18,160			17,851
Deferred tax asset	16,173			15,841			17,803
Goodwill & intangible assets	6,270			6,166			6,328
Other assets	27,365			28,695			27,947
Total noninterest-earning assets	98,007			98,866			99,485
Total assets	$2,329,458			$2,288,358			$2,111,196

Interest-bearing liabilities:
Interest-bearing deposits	$1,697,024	$12,592	3.01%	$1,658,037	$12,925	3.09%	$1,566,856	$12,830	3.32%
Federal funds purchased	-	-	0.00%	8	-	0.00%	-	-	0.00%
Federal Home Loan Bank of Atlanta advances	24,667	232	3.81%	20,924	218	4.13%	1,166	13	4.52%
Revolving commercial line of credit, net	-	-	0.00%	-	-	0.00%	9,863	187	7.69%
Subordinated debt, net	-	-	0.00%	-	-	0.00%	14,735	235	6.47%
Total interest-bearing liabilities	1,721,691	12,824	3.02%	1,678,969	13,143	3.11%	1,592,620	13,265	3.38%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	315,023			323,687			293,387
Other liabilities	28,512			28,888			25,426
Total noninterest-bearing liabilities	343,535			352,575			318,813
Shareholders' equity	264,232			256,814			199,763
Total liabilities and shareholders' equity	$2,329,458			$2,288,358			$2,111,196
Net interest income		$19,744			$19,863			$16,759
Net interest spread			2.90%			2.87%			2.67%
Net interest margin			3.59%			3.60%			3.38%

Cost of total deposits (1)			2.54%			2.59%			2.80%
Cost of total funding (1)			2.55%			2.60%			2.85%

(1) Includes noninterest-bearing deposits.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Loan Data (unaudited)									Table 5
	As of the Quarter Ended
	March 31, 2026		December 31, 2025		September 30, 2025		June 30, 2025		March 31, 2025
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Loans held for investment ("LHFI"):
Commercial Loans
Acquisition, development and construction	$130,398	8.0%	$119,352	7.4%	$106,787	6.9%	$100,528	6.6%	$76,453	5.2%
Income producing CRE	376,260	23.1	378,179	23.4	371,670	23.9	372,142	24.4	352,693	24.0
Owner-occupied CRE	107,344	6.6	92,787	5.7	96,287	6.2	91,147	6.0	90,204	6.1
Senior housing	254,445	15.6	259,529	16.1	223,719	14.4	236,474	15.5	245,292	16.7
Commercial and industrial	138,964	8.5	145,380	9.0	135,039	8.7	131,716	8.6	145,784	9.8
Retail Loans
Marine vessels	307,746	18.9	312,096	19.3	318,246	20.5	301,327	19.7	284,305	19.3
Residential mortgages	202,503	12.4	199,991	12.4	190,220	12.3	185,527	12.1	176,794	12.1
Cash value life insurance LOC	86,610	5.3	87,172	5.4	90,115	5.8	87,135	5.7	80,503	5.5
Other consumer	22,991	1.4	22,829	1.4	20,893	1.4	21,203	1.4	20,204	1.4
Gross loans held for investment	$1,627,261	100.0%	$1,617,315	100.0%	$1,552,976	100.0%	$1,527,199	100.0%	$1,472,232	100.0%
Core LHFI	1,573,972		1,561,791		1,492,992		1,464,200		1,406,199
Acquired LHFI (1)	53,289		55,524		59,984		62,999		66,033
Gross loans held for investment	$1,627,261		$1,617,315		$1,552,976		$1,527,199		$1,472,232
Allowance for credit losses on LHFI	18,826		18,743		18,028		17,497		17,104
Net loans held for investment	$1,608,435		$1,598,572		$1,534,948		$1,509,702		$1,455,128
Total loans held-for-sale	202,615		170,933		231,593		209,101		187,481
Total loans	$1,829,876		$1,788,248		$1,784,569		$1,736,300		$1,659,713

(1) Includes loans acquired through business combinations.

Nonperforming Assets (unaudited)					Table 6
	As of the Quarter Ended
(dollars in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Nonaccrual loans	$18,183	$18,306	$14,171	$14,611	$14,599
Past due loans 90 days and still accruing	-	-	21	93	6
Total nonperforming loans	$18,183	$18,306	$14,192	$14,704	$14,605
Other real estate owned	-	-	-	-	765
Total nonperforming assets	$18,183	$18,306	$14,192	$14,704	$15,370
Nonperforming loans to gross LHFI	1.12%	1.13%	0.91%	0.96%	0.99%
Nonaccrual loans to total assets	0.77%	0.79%	0.63%	0.66%	0.67%
Nonperforming assets to total assets	0.77%	0.79%	0.63%	0.66%	0.70%

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Allowance for Credit Losses (unaudited)					Table 7
	As of and for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2026	2025	2025	2025	2025
Allowance for credit losses on LHFI
Balance, beginning of period	$18,743	$18,028	$17,497	$17,104	$17,118
Net charge-offs/(recoveries):
Commercial Loans
Commercial and industrial	(6)	(4)	(29)	19	1
Retail Loans
Marine vessels	-	-	162	-	-
Residential mortgages	-	(29)	(2)	(2)	(2)
Other consumer	47	20	(6)	191	16
Total net charge-offs/(recoveries)	$41	$(13)	$125	$208	$15
Provision for loan credit losses	124	702	656	601	1
Balance, ending of period	$18,826	$18,743	$18,028	$17,497	$17,104
Allowance for credit losses for unfunded commitments
Period beginning balance	$3,956	$3,496	$3,499	$3,348	$2,720
Provision (recovery) for credit losses	258	460	(3)	151	628
Period ending balance	$4,214	$3,956	$3,496	$3,499	$3,348
Balance, end of period - Allowance for credit losses: LHFI and unfunded commitments	$23,040	$22,699	$21,524	$20,996	$20,452
Total loans held for investment	$1,627,261	$1,617,315	$1,552,976	$1,527,199	$1,472,232
Credit Analysis
Net charge-offs to average LHFI	0.01%	0.00%	0.03%	0.06%	0.00%
Total allowance for credit losses on LHFI to total LHFI	1.16%	1.16%	1.16%	1.15%	1.16%
Total allowance for credit losses on LHFI to nonaccrual loans	103.54%	102.39%	127.22%	119.75%	117.16%
Total allowance for credit losses on LHFI to total nonperforming loans	103.54%	102.39%	127.03%	118.99%	117.11%

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Loan Risk Ratings (1) (2) (unaudited)					Table 8
	As of the Quarter Ended
(dollars in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Acquisition, development and construction (1)
Pass	$130,398	$119,352	$106,787	$100,528	$76,453
Special mention	-	-	-	-	-
Substandard	-	-	-	-	-
Total acquisition, development and construction	$130,398	$119,352	$106,787	$100,528	$76,453
Income producing CRE (1)
Pass	$375,791	$377,711	$370,788	$371,255	$352,281
Special mention	-	-	-	-	-
Substandard	469	468	882	887	412
Total income producing CRE	$376,260	$378,179	$371,670	$372,142	$352,693
Owner-occupied CRE (1)
Pass	$97,706	$82,959	$86,533	$81,244	$83,711
Special mention	2,509	2,739	3,579	3,612	-
Substandard	7,129	7,089	6,175	6,291	6,493
Total owner-occupied CRE	$107,344	$92,787	$96,287	$91,147	$90,204
Senior housing (1)
Pass	$239,788	$236,816	$205,330	$217,971	$208,922
Special mention	3,940	11,934	12,006	12,078	24,814
Substandard	10,717	10,779	6,383	6,425	11,556
Total senior housing	$254,445	$259,529	$223,719	$236,474	$245,292
Commercial and industrial (1)
Pass	$135,295	$141,020	$128,468	$124,979	$141,202
Special mention	141	212	2,402	2,199	-
Substandard	3,528	4,148	4,169	4,538	4,582
Total commercial and industrial	$138,964	$145,380	$135,039	$131,716	$145,784
Marine vessels (2)
Performing	$307,746	$312,096	$318,246	$301,327	$284,305
Nonperforming	-	-	-	-	-
Total marine vessels	$307,746	$312,096	$318,246	$301,327	$284,305
Residential mortgages (2)
Performing	$202,114	$199,601	$190,059	$185,162	$176,633
Nonperforming	389	390	161	365	161
Total residential mortgages	$202,503	$199,991	$190,220	$185,527	$176,794
Cash value life insurance LOC (2)
Performing	$86,610	$87,172	$90,115	$87,135	$80,503
Nonperforming	-	-	-	-	-
Total cash value life insurance LOC	$86,610	$87,172	$90,115	$87,135	$80,503
Other consumer (2)
Performing	$22,991	$22,829	$20,872	$21,203	$20,204
Nonperforming	-	-	21	-	-
Total other consumer	$22,991	$22,829	$20,893	$21,203	$20,204
Gross loans held for investment	$1,627,261	$1,617,315	$1,552,976	$1,527,199	$1,472,232

(1) There were no commercial loans classified as doubtful.

(2) Retail loans are classified as either performing or nonperforming.

Non-GAAP Financial Measures

The measures entitled return on average tangible common shareholders' equity, tangible book value per common share, tangible common equity, tangible assets, adjusted nonperforming assets to total assets, adjusted nonperforming assets, pre-tax, pre-provision net revenue ("PPNR"), tangible common equity to tangible assets and core deposits are not measures recognized under accounting principles generally accepted in the United States of America (“GAAP”) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are return on average shareholders’ equity, book value per share, total shareholders’ equity, total assets, total nonperforming assets to total assets, total nonperforming assets, net income, total common equity to total assets, and total deposits, respectively.

Management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance and prospects for future performance. While management believes that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures should be considered as additional views of the way the Company’s financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Non-GAAP Reconciliations

Tangible Book Value per Share / Tangible Common Equity to Tangible Assets (unaudited)					Table 9A
	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2026	2025	2025	2025	2025
Tangible Common Equity:
Total shareholders' equity	$262,923	$259,529	$250,438	$209,365	$202,104
Less: Goodwill and intangibles	(6,243)	(6,262)	(6,186)	(6,191)	(6,199)
Adjusted for: Mortgage servicing rights	1,280	1,266	1,156	1,122	1,093
Tangible Common Equity	$257,960	$254,533	$245,408	$204,296	$196,998
Common shares outstanding	11,985,414	11,980,412	11,978,921	10,278,921	10,274,271
Book value per common share	21.94	21.66	20.91	20.37	19.67
Tangible book value per common share	21.52	21.25	20.49	19.88	19.17
Tangible assets:
Total assets	$2,348,547	$2,306,586	$2,255,389	$2,221,245	$2,190,391
Less: Goodwill and intangibles	(6,243)	(6,262)	(6,186)	(6,191)	(6,199)
Adjusted for: Mortgage servicing rights	1,280	1,266	1,156	1,122	1,093
Tangible assets	$2,343,584	$2,301,590	$2,250,359	$2,216,176	$2,185,285
Tangible common equity to tangible assets	11.01%	11.06%	10.91%	9.22%	9.01%

ROATCE (unaudited)					Table 9B
	As of and for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2026	2025	2025	2025	2025
Net income	$6,329	$7,136	$6,741	$5,965	$5,050
Average shareholders' equity	264,232	256,814	246,688	205,837	199,763
Return on average shareholders' equity (1)	9.71%	11.02%	10.84%	11.62%	10.25%
Average Tangible Common Equity:
Average shareholders' equity	$264,232	$256,814	$246,688	$205,837	$199,763
Less: Average goodwill and intangibles	(6,270)	(6,166)	(6,176)	(6,168)	(6,328)
Adjusted for: Average mortgage servicing rights	1,291	1,155	1,128	1,082	1,198
Average tangible common equity	$259,253	$251,803	$241,640	$200,751	$194,633
Return on average tangible common (1) shareholders' equity	9.90%	11.24%	11.07%	11.92%	10.52%

(1) Represents annualized data.

Adjusted Nonperforming Assets to Total Assets (unaudited)					Table 9C
	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2026	2025	2025	2025	2025
Total nonperforming assets	$18,183	$18,306	$14,192	$14,704	$15,370
Total assets	2,348,547	2,306,586	2,255,389	2,221,245	2,190,391
GAAP-based nonperforming assets to total assets	0.77%	0.79%	0.63%	0.66%	0.70%
Total nonperforming assets	$18,183	$18,306	$14,192	$14,704	$15,370
Adjusted for:
Guaranteed portions of nonaccrual loans	3,657	4,089	4,457	4,583	4,692
Adjusted total nonperforming assets	$14,526	$14,217	$9,735	$10,121	$10,678
Total assets	$2,348,547	$2,306,586	$2,255,389	$2,221,245	$2,190,391
Adjusted nonperforming assets to total assets	0.62%	0.62%	0.43%	0.46%	0.49%

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Non-GAAP Reconciliations

PPNR (unaudited)					Table 9D
	As of and for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2026	2025	2025	2025	2025
Net income (GAAP-based)	$6,329	$7,136	$6,741	$5,965	$5,050
Plus:
Income tax expense	1,956	1,598	2,040	1,064	1,542
Provision for credit losses	382	1,162	653	752	629
Pre-tax, pre-provision net revenue	$8,667	$9,896	$9,434	$7,781	$7,221

Core Deposits (unaudited)					Table 9E
	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2026	2025	2025	2025	2025
Total Deposits	$2,057,144	$1,987,684	$1,949,672	$1,968,301	$1,937,693
Less:
Brokered CDs	258,591	307,034	294,908	307,892	287,335
Core deposits (1)	$1,798,553	$1,680,650	$1,654,764	$1,660,409	$1,650,358

(1) The Company defines its core deposits as total deposits, less brokered certificates of deposit.